UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Allegiant Travel Company (the “Company”) is filing this Amendment No. 1 (this “Amendment”), on Form 8-K/A, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 18, 2021 (the “Original Report”) to disclose the Board committee to which Sandra Douglass Morgan has been assigned, as required by Item 5.02(d) of Form 8-K.

This Amendment should be read in conjunction with the Original Report. Except for the matters disclosed below, this Amendment does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report.

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Sandra Douglass Morgan was elected to fill a vacancy on the Board created by an amendment to the Company’s By-laws on October 18, 2021. At that time, Ms. Morgan had not been assigned to any Board committee. Ms. Morgan has now been appointed to serve on the Nominating Committee of the Board of Directors in addition to the three current members of such Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2022	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory C. Anderson
	Name:	Gregory C. Anderson
	Title:	Chief Financial Officer